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                                                                    EXHIBIT 23.1

                     [LETTERHEAD OF DELOITTE & TOUCHE LLP]





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement 333-132453 on Form S-4 of our report dated March 31, 2005, relating to the financial statements of Umpqua Holdings Corporation as of December 31, 2004 and for each of the two years ended December 31, 2004, appearing in the Annual Report on Form 10-K of Umpqua Holdings Corporation for the year ended December 31, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ Deloitte & Touche LLP



Portland, Oregon
April 12, 2006











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